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                                                                    EXHIBIT 3.12

                                    BY-LAWS
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                                      OF
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                               STOREFINDER, INC.
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                              ARTICLE I - OFFICES
                              -------------------

The principal office of the Corporation in the State of Florida shall be located in the City of Tallahassee. The Corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation, may be maintained in the State of Florida, but need not be, identical with the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meeting:
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The annual meeting of the shareholders of the Corporation shall be held on the
2nd Monday of the month of December, in each year, at the hour of 10:00 a.m., or such other time or day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors, and for transacting such other business as may properly come before the meeting.

Failure to hold an annual meeting at the time stated in or fixed in accordance with these bylaws does not affect the validity of such corporate action.

Section 2- Special Meetings:
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Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute, at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of not less than ten percent (10%) of all shares of the Corporation then outstanding entitled to vote hereat, so long as such written request is signed by all shareholders mentioned herein, describes the purpose or proposes for which it is to be held and is delivered to the Corporation.

Section 3 - Place of Meetings:
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The Board of Directors may designate any place, either within or without the
State of Florida, is the place of meeting for any annual or for any special meeting called by the Board Of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

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Section 4 - Notice of Meetings:
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(a)  Written notice of each meeting of shareholders, whether annual or special, stating the time, date, hour of the meeting and place where it is to be held, and in the case of a special meeting, the purpose or purposes for which the meeting is called, (only business within the purpose or purposes described in the notice of such special meeting may be conducted at any such shareholder meeting) shall, unless otherwise prescribed by law, be served either personally or by mail by or at the direction of the President or Secretary, or the officer or other person or persons calling the meeting, not less than ten or more than sixty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after mailing of such notice, to any shareholder who submits a signed waiver of notice either before or after such meeting, or to any shareholder who attends such meeting, in person or by proxy, and fails to object to lack of notice or defective notice of the meeting at the beginning of such meeting.

(c) If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjoined meeting is or must be fixed by law, however, notice of the adjourned meeting must be given under this section of these Bylaws to persons who are shareholders as of the new record date.

Section 5 - Quorum:
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(a)  Except as otherwise provided herein, or by law, or in the Articles of
Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation", at all shareholders' meetings, a majority of the shares of the Corporation entitled to vote thereat and represented at such meeting either in person or by proxy shall constitute a quorum. If less than a majority of the outstanding shares entitled to vote are represented at a shareholders' meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a

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quorum shall be present or presented, any business may be transacted which was outlined in the original notice for the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6- Voting:
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(a)  Except as otherwise provided by statute or by the Articles of
Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each outstanding share of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation on each matter voted on at such shareholders' meeting.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so in person or by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his duly authorized attorney-in-fact which is sent to the Secretary or other officer or agent of the Corporation authorized to tabulate votes. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall not be valid until received by the Secretary, or other officer or agent authorized to tabulate votes at the meeting and shall be filed with the records of the Corporation. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

(d) Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1 - Number, Election and Term of Office:
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(a)  The number of the directors of the Corporation shall be not less than one nor more than five, unless and until otherwise determined by vote of a majority of the entire Board of Directors.

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(b)  Except as may otherwise be provided herein or in the Articles of
Incorporation, the

members of the Board of Directors of the Corporation, who need not be shareholders or residents of the State of Florida, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) Each director shall hold office until the next annual meeting of the shareholders, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:
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The business and affairs of the Corporation shall be managed by the Board of
Directors.

Section 3 - Annual and Regular Meetings; Notice:
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(a)  A regular annual meeting of the Board of Directors shall be held without any other notice than this Bylaw, immediately following and at the same place as the annual meeting of the shareholders at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

(c) The Board of Directors may participate in any meeting of the Board or conduct such meeting through the use of any means of communication in which all Directors participating may simultaneously hear each other during the meeting. Any or all Directors participating by this means are deemed to be present and in person at such meeting.

Section 4 - Special Meetings; Notice:
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(a)  Special meetings of the Board of Directors may be called by or at the request of the President or by one of the directors, or by any other officer or individual so specified by the Board, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) The person or person authorized to call such special meeting may fix any places, either within or without the State of Florida, as the place for holding any such special meeting called by them.

(c) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when

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deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered by the telegraph company. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(d) Any Director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5 - Chairperson:
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At all meetings of the Board of Directors the Chairperson of the Board, if any
and if present, shall preside. If there shall be no Chairperson, or he shall be absent, then the President shall preside, and in his absence, a Chairperson chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:
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(a)  A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7 - Manner of Acting:
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(a)  At all meetings of the Board of Directors, each director present shall have one vote irrespective of the number of shares of stock, if any, which he may hold.

(b) If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of Directors.

(c) A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before it is adjourned or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

(d) Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be

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signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken. Any such action taken without a meeting shall be deemed effective when the last director signs the consent, unless the consent specifies a different effective date and such signed consent has the effect of a meeting vote and may be described as such in any document.

(e) A director of the Corporation who is present at a meeting of the Board of Directors when a corporate action is taken is deemed to have assented to the action taken unless:

(f) he or she objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting;

     (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or;

     (iii) he or she delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 8 - Vacancies:
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(a)  Unless the Articles of Incorporation of the Corporation or these Bylaws provide otherwise, of a vacancy occurs on the Board of Directors, including a vacancy resulting from any increase in the number of Directors:

     (i)   the shareholders may fill the vacancy;
     (ii)  the Board of Directors may fill the vacancy; or
     (iii) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.

(b) If the vacant office was held by a Director elected by a voting group of shareholders, only the shareholders of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

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Section- 9 - Resignation:
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Any director may resign at any time by delivering written notice to the
Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 10 - Removal of Directors by Shareholders and Directors:
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(a)  Any director may be removed with or without cause at any time by the shareholders of the Corporation at a special meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

(b) Any director elected by a voting group of shareholders may be removed only by the shareholders of that voting group.

(c)  Any director may be removed for cause by action of the Board.

Section 11 - Salary:
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By resolution of the Board of Directors, each Director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation herefor.

Section 12 - Contracts:
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(a)  No contract or other transaction between this Corporation and any other
Corporation shall be voidable by the Corporation solely because of a director or directors' interest in a transaction if:

     (i) the material facts of the transaction and the director or directors' interest was disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board or Directors or committee authorized or approved, or ratified the transaction;

     (ii) the material facts of the transaction and the director or directors' interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

     (iii) the transaction was fair to the Corporation.

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Such interested Director or Directors may be counted in determining the presence of a quorum at such meeting. However, such interested director or directors may not be counted in determining a vote by the Board of Directors to ratify such contract or transaction in which such director or directors is/are interested.

Section 13 - Committees:
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The Board of Directors may, by resolution, authorize one or more committees and appoint members of the Board of Directors to serve on such committees with such powers and authority, to the extent permitted by law, as may be provided in such resolution. Sections 2, 3, 4, 6, and 7 of these Bylaws, governing authority of the Board of Directors, meetings, action without meetings, notice and quorum and voting requirements shall apply to committees and their members as well.

Section 14 - Contracts:
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The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and an behalf of the Corporation, and such authority may be general or confined to specific instances.